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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 20, 2001

                          Commission File No. 001-13783


                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)


             DELAWARE                                  76-0542208
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                              1800 West Loop South
                                    Suite 500
                              Houston, Texas              77027
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500
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ITEM 5.  OTHER EVENTS

On December 20, 2001, Integrated Electrical Services, Inc. issued the following press release:

                         INTEGRATED ELECTRICAL SERVICES
                   ANNOUNCES PRELIMINARY FIRST QUARTER OUTLOOK

HOUSTON -- DECEMBER 20, 2001 -- Integrated Electrical Services, Inc. (NYSE: IEE) announced today that it expects first fiscal quarter revenues of approximately $375 million to $385 million and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $6 million to $8 million. Fully diluted earnings per share for the quarter are expected to be $0.01 to $0.03 before restructuring charges. This estimate excludes one-time restructuring charges of $0.06, which IES expects to take in the first fiscal quarter and includes the elimination of goodwill amortization from the adoption of SFAS 142. These estimates are lower than originally expected due to continued difficulties in the communications group. The company is not revising full year guidance of diluted earnings per share of $0.85 to $0.95.

"Our communications business has delivered results below our expectations," said President and CEO Roddy Allen. "In light of the continued weakening communications marketplace, we conducted a thorough management review of those operations. The results are a downsizing and reorganization of the communications group, bringing it into our existing electrical operations under an experienced management team. Further, we continue to assess all our operations and to cut costs where appropriate. The realignment, coupled with the SG&A reductions across the company, will give us the flexibility to manage successfully through the current economic downturn the nation is experiencing. We believe this back to basics strategy of proactively managing costs and focusing on our core businesses of electrical contracting, complemented by our communications contracting business is the right strategy for these economic times."

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CONFERENCE CALL

Integrated Electrical Services has scheduled a conference call for Friday, December 21, 2001 at 9:00 a.m. eastern time. To take part in the conference call, dial 719-457-2629 at least ten minutes before the call begins and ask for the Integrated Electrical Services first-quarter update conference call. A replay will be available approximately two hours after the live broadcast ends and will be accessible until December 27, 2001. To access the replay, dial 719-457-0820 and use a pass code of 612925.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com. To listen to the live call on the web, please visit the company's web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

            IES is a leading national provider of electrical and communications solutions to the commercial and industrial, residential and service markets. The company offers electrical and communications system
[IES        design and installation, contract maintenance and service to large
LOGO]       and small customers, including general contractors, developers and corporations of all sizes. IES is geographically diverse with over 14,000 employees at over 170 locations serving the continental
United States. For additional corporate information please call our investor hotline at 877-INFO-IEE (877-463-6433) or visit our web site at www.ies-co.com .

This press release includes certain statements, including statements relating to the company's expectations of its future operating results, that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the company's expectations and involve risks and uncertainties that could cause the company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating

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future results, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into fixed price contracts, difficulty in managing the operation and growth of existing and newly acquired businesses, the high level of competition in the construction industry and due to seasonality. The foregoing and other factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended September 30, 2001.


                                    - # # # -

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTEGRATED ELECTRICAL SERVICES, INC.

Date:  December 20, 2001                    By: /s/ William W. Reynolds
                                               ---------------------------------
                                               William W. Reynolds
                                               Executive Vice President and
                                               Chief Financial Officer

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